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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-            ) and related Prospectus of Capital Trust, Inc. and Subsidiaries for the registration of 5,000,000 shares of its class A common stock and to the incorporation by reference therein of our reports dated February 26, 2007, with respect to the consolidated financial statements and schedule of Capital Trust, Inc. and Subsidiaries, Capital Trust, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Capital Trust, Inc. and subsidiaries, included in its Annual Report (Form 10-K) for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York
December 7, 2007

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm